Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43962) pertaining to the Retirement Plan of Water Pik Technologies, Inc. of our report dated May 25, 2005, with respect to the financial statements and supplemental schedule of Water Pik Technologies, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Woodland Hills, California
June 24, 2005